                                                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of United States Cellular Corporation of our report dated January 24, 2001, on the consolidated financial statements of United States Cellular Corporation and Subsidiaries (the "Company") included in the Company's 2000 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated January 24, 2001, on the financial statement schedule of the Company, and to the incorporation by reference of such reports into the Company's previously filed S-3 Registration Statements, File No. 33-58911 and File No. 333-32521, into the Company's previously filed S-4 Registration Statement, File No. 33-41826, and into the Company's previously filed S-8 Registration Statements, File No. 33-42558, File No. 33-57255, File No. 33-59777, File No. 33-61291, File No.
333-16925, File No. 333-19403, File No. 333-19405, File No. 333-23861, File
No. 333-42366, File No. 333-57063 and File No. 333-76455.

                                                           ARTHUR ANDERSEN LLP

Chicago, Illinois
March 28, 2001